Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Announces Partnership

with Morgan Stanley Infrastructure on Eureka Hunter

Agreement Relates to Two Separate Investments by Morgan Stanley Infrastructure

Houston, TX — (Marketwire) — September 16, 2014 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) announced today that it has entered into a Transaction Agreement with an affiliate of Morgan Stanley Infrastructure Inc. (“MSI”) relating to a separate purchase agreement between MSI and Ridgeline Midstream Holdings, LLC, an affiliate of ArcLight Capital Partners, LLC (“ArcLight”), providing for the purchase by MSI of all convertible preferred and common equity interests in Eureka Hunter Holdings, LLC (“Eureka Hunter”) owned by ArcLight. Eureka Hunter is Magnum Hunter’s majority owned subsidiary through which various midstream services in West Virginia and Ohio are conducted, including the Company’s Eureka Hunter Pipeline.

The Transaction Agreement includes a new limited liability company agreement at Eureka Hunter (the “New LLC Agreement”) to be entered into by Magnum Hunter, MSI and the minority interest members of Eureka Hunter contemporaneously with the closing of MSI’s purchase of ArcLight’s equity interests in Eureka Hunter. Such closing is expected to occur in early October 2014. In connection with such closing, all the preferred equity interests in Eureka Hunter acquired by MSI from ArcLight (approximately 41% of the total equity interests in Eureka Hunter) will be converted from preferred equity interests into common equity interests of Eureka Hunter, and all common equity owned by MSI will have a liquidation preference.

Additionally, the Transaction Agreement provides that Magnum Hunter will sell to MSI in a second closing, anticipated in mid-January 2015, an additional common equity interest in Eureka Hunter of approximately 6.5% of the total common equity interests in Eureka Hunter. The purchase price of such additional equity interests will be approximately $65 million, representing an implied equity value of Eureka Hunter of $1.0 billion. Such closing, together with follow on capital contributions expected to be made by MSI in 2014, will result in Magnum Hunter and MSI owning equal equity interests (approximately) in Eureka Hunter which collectively will constitute an approximately 98% equity interest in Eureka Hunter.

Also, subject to the terms and conditions of the New LLC Agreement, Magnum Hunter will have the right to defer its portion of certain required future capital contributions to Eureka Hunter, and, if Magnum Hunter elects to do so, MSI will make the capital contributions which otherwise would be made by Magnum Hunter, with Magnum Hunter having the right to make capital contributions within 180 days that will bring Magnum Hunter’s ownership interest back to the level prior to the capital call. This catch-up feature will be at no cost to Magnum Hunter but will be subject to a maximum of $40 million for each 180-day period.

The Transaction Agreement contains customary representations, warranties and closing conditions with respect to Magnum Hunter, Eureka Hunter and MSI.  The separate purchase agreement between MSI and ArcLight also contains customary closing conditions.

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter and Eureka Hunter, commented, “With the agreement signed yesterday, we accomplished the following events. First, there will no longer be a cash preferred dividend payment to any equity holder which is a savings of approximately $16 million per year to Eureka Hunter. Second, we have eliminated Magnum Hunter’s need to fund future capital costs at the Eureka Hunter level for rolling six month periods. Third, we have agreed to sell to our new business partner an equity interest that values the entire enterprise at $1 billion. Lastly, we have found a new equity partner that has a similar vision and business philosophy as our management team and board which will allow this tremendous asset to grow and prosper in preparation for an anticipated MLP offering sometime next year.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Ohio and North Dakota. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

About Eureka Hunter Pipeline, LLC

Eureka Hunter Pipeline, LLC, is a majority-owned subsidiary of Magnum Hunter, and owns and operates a gas gathering system in West Virginia and Ohio, more commonly referred to as the Eureka Hunter Gas Gathering System. The Company is also engaged in the business of leasing natural gas treating plants to third-party producers in Texas and other states through a separate subsidiary, TransTex Hunter, LLC. The midstream pipeline is a strategic asset to the development and delineation of Magnum Hunter’s existing acreage position located in both the Utica Shale and Marcellus Shale plays. The system is being constructed primarily out of 20-inch and 16-inch high-pressure steel pipe with over 105 miles of pipeline completed as part of the system and current throughput of over 250,000 MMBtu/d.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Cham King

AVP, Investor Relations

ir@magnumhunterresources.com

(832) 203-4560